EXHIBIT 10.1

EXECUTION COPY

FOURTH AMENDMENT
THIS FOURTH AMENDMENT (this “Amendment”) is entered into as of June 24, 2016 (the “Fourth Amendment Effective Date”), by and among TIPTREE OPERATING COMPANY, LLC (the “Borrower”), FORTRESS CREDIT CORP. (“Fortress”), as Administrative Agent, Collateral Agent and Lead Arranger, and the Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Fortress and the other Lenders, the Agents and the Lead Arranger are parties to that certain Credit Agreement dated as of September 18, 2013 (as amended, supplemented or otherwise modified from time to time as of immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, and as otherwise amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has informed Fortress that it wishes (a) to obtain Incremental Term Loan Commitments in an aggregate principal amount equal to $15,000,000 under the Credit Agreement and (b) to amend the Existing Credit Agreement to provide for the Incremental Term Loans and to effect the other modifications to the Existing Credit Agreement set forth herein;
WHEREAS, the Borrower has requested that certain of the Lenders party hereto (the “Fourth Amendment Incremental Term Lenders”) make such Incremental Term Loans to the Borrower on the Fourth Amendment Effective Date, in an aggregate principal amount of $15,000,000, subject to the terms and conditions set forth herein; and
WHEREAS, the Fourth Amendment Incremental Term Lenders party hereto are willing to agree to this Amendment and to make such Incremental Term Loans, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
2.    Amendments to Existing Credit Agreement. In connection with the establishment of the Fourth Amendment Incremental Term Commitments (as defined below) and the other transactions contemplated hereby, the Existing Credit Agreement is hereby amended as follows:
(a)    The following definition in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ “Obligations” means all obligations of every nature of Borrower from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Interest Rate Agreement (including, without limitation, with respect to an Interest Rate Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement was entered into, but subsequently ceases to be a Lender or an Affiliate thereof) (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Obligation, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements, fees, expenses, indemnification, premiums (including, without limitation, any Make-Whole Payment Premium Amount) or otherwise.
(b)    Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of “Non-Participating Lenders”.
(c)    Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“ “Excluded Payment” means any repayment pursuant to Section 2.11 or any mandatory prepayment pursuant to Section 2.13(b) or Section 2.13(e).”
“ “Fourth Amendment” means the Fourth Amendment dated as of June 24, 2016, to Credit Agreement, by and among the Borrower, the Administrative Agent and the lenders party thereto.”
“ “Fourth Amendment Effective Date” shall have the meaning assigned to it in the Fourth Amendment.”
“ “Fourth Amendment Incremental Term Loan” shall have the meaning assigned to it in the Fourth Amendment.”
“ “Make-Whole Payment Date” has the meaning set forth in Section 2.12(b).
“ “Make-Whole Payment Premium Amount” means, with respect to any Specified Make-Whole Loans on any Make-Whole Payment Date, an amount in cash equal to the present value of all required interest payments due on Specified Make-Whole Loans from the Make-Whole Payment Date to the Sunset Date (it being agreed that such interest shall be calculated (a) with reference to the last used (as of the time of such prepayment, payment, repayment or acceleration) non-default LIBO Rate plus the Applicable Margin, (b) with the assumption that such LIBO Rate plus the Applicable Margin would have continued to apply to the Sunset Date, had such prepayment, payment or repayment not been made, (c) net of (or subsequently reduced by) any interest actually received by the Lenders in respect of the Loans so prepaid, paid, repaid or accelerated for the applicable period and (d) taking into account payments required pursuant to Section 2.11) discounted to the Make-Whole

Payment Date (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.”
“ “Specified Make-Whole Loans” has the meaning set forth in Section 2.12(b).
“ “Sunset Date” means the first anniversary of the Fourth Amendment Effective Date.”
“ “Treasury Rate” means, as of any Make-Whole Payment Date for purposes of calculating the Make-Whole Payment Premium Amount (if any) with respect to any Loans, the yield to maturity as of such Make-Whole Payment Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Payment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Payment Date to the Sunset Date.”
(d)    Section 2.12(a) of the Existing Credit Agreement is hereby amended by replacing the entirety thereof with the following:
“(i) Any time and from time to time, Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts (if any) due pursuant to Sections 2.12(b) and 2.17(c)) in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount (or, in each case if less, the entire amount of such Loan).
(ii) All such prepayments shall be made upon not less than three (3) Business Days’ prior written or telephonic notice, given to Administrative Agent by 12:00 p.m. on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein, provided that a notice of prepayment may be conditioned upon the closing of a replacement credit facility, other financing facility, merger or acquisition and may be revoked or delayed by Borrower if such replacement credit facility, other financing facility, merger or acquisition does not close and fund. Any such voluntary prepayment shall be applied as specified in Section 2.14(b).
(iii) All prepayments under this Section 2.12(a) made prior to the Sunset Date shall be subject to the Make-Whole Payment Premium Amount set forth in Section 2.12(b).”

(e)    Section 2.12(b) of the Existing Credit Agreement is hereby amended by replacing the entirety thereof with the following:
“(b)    Make-Whole Payment Premium Amount. Notwithstanding anything herein or in any other Loan Document to the contrary, in the event all or any portion of the Term Loans are prepaid, repaid, paid or accelerated for any reason before the Sunset Date (including, without limitation, prepayment, repayment or payment following the Borrower’s exercise of its rights under Section 2.22, an acceleration of the Term Loans upon the occurrence of an Event of Default, an early acceleration due to a Change of Control or any other event or circumstance, but excluding in any case the Excluded Payments) (the date of any such prepayment, repayment, payment or acceleration, the “Make-Whole Payment Date” and the Loans so prepaid, repaid, paid or accelerated, the “Specified Make-Whole Loans”), such prepayments, repayments, payments or acceleration shall be accompanied by the Make-Whole Payment Premium Amount. For the avoidance of doubt, if the Loans are accelerated for any reason under this Agreement, the Make-Whole Payment Premium Amount shall be calculated as if the date of acceleration of such Loans was also the date of prepayment of such Loans. The Make-Whole Payment Premium Amount shall be paid by the Borrower to the Administrative Agent (ratably for the account of the Lenders) on the date of such prepayment, repayment, payment or acceleration, and promptly thereafter, the Administrative Agent shall disburse such amount to such Lenders in accordance with their respective Pro Rata Shares. For the avoidance of doubt, no Make-Whole Payment Premium Amount shall be due or payable with respect to (A) any prepayment, payment, repayment or acceleration of the Loans made on or after the Sunset Date or (B) any Excluded Payment. The Borrower hereby acknowledges and agrees that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Make-Whole Payment Premium Amount set forth above is intended to be a reasonable calculation of the actual damages that would be suffered by the Lenders as a result of any such prepayment, repayment, payment or acceleration prior to the Sunset Date. The Borrower hereby further acknowledges and agrees that the Make-Whole Payment Premium Amount is not intended to act as a penalty or to punish the Borrower for any such repayment, prepayment, payment or acceleration. The Borrower agrees that the Make-Whole Payment Premium Amount is reasonable under the circumstances currently existing and that the Make-Whole Payment Premium Amount shall also be payable in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE PAYMENT PREMIUM AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that (i) the Make-Whole Payment Premium Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Make-Whole Payment Premium Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Make-Whole Payment Premium Amount, (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.12(b) and (v) the Borrower’s agreement to pay the Make-Whole Payment Premium Amount is a material inducement to the Lenders to make the Fourth Amendment Incremental Term Loans and enter into the Fourth Amendment.”
(f)    Section 2.13(c) of the Existing Credit Agreement is hereby amended by replacing the entirety thereof with the following:
“(c)    Make-Whole Payment Premium Amount Applicable. All amounts required to be prepaid, repaid or paid pursuant to this Section 2.13 (other than any Excluded Payment) shall be subject to the applicable Make-Whole Payment Premium Amount set forth in Section 2.12(b).”
(g)    The references to “2.12(a)(iii)” in Section 2.13(f) and Section 2.14(b) of the Existing Credit Agreement are each hereby replaced with “2.12(b)”
(h)    Section 2.22 of the Existing Credit Agreement is hereby amended by replacing clause (1)(A) of the proviso thereof with the following:
“an amount equal to the principal of, and all accrued interest and premium on (including any Make-Whole Payment Premium Amount (if any)), all outstanding Loans of the Terminated Lender (except in the case of a Defaulting Lender, such Defaulting Lender shall not receive its share of fees payable hereunder with respect to the Default Period), and”
(i)    Section 8.1 of the Existing Credit Agreement is hereby amended by replacing clause (II) in the final paragraph thereof with the following:
“all other Obligations (including, without limitation, any Make-Whole Payment Premium Amount);”
3.    Fourth Amendment Incremental Term Loan.
(a)    Subject to Section 3(b) hereof and the terms and conditions set forth herein and in the Credit Agreement, each Fourth Amendment Incremental Term Lender agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower in a single drawing on the Fourth Amendment Effective Date in the principal amount set forth opposite such Fourth Amendment Incremental Term Lender’s name on Schedule I hereto (the “Fourth Amendment Incremental Term Loan”; the commitment of each Fourth Amendment Incremental Term Lender to make such Fourth Amendment Incremental Term Loan being called its “Fourth Amendment Incremental Term Commitment”). Amounts repaid in respect of Fourth Amendment Incremental Term Loans may not be reborrowed.

(b)    In consideration for the making of the Fourth Amendment Incremental Term Loans by the Fourth Amendment Incremental Term Lenders to Borrower, Borrower agrees that, notwithstanding anything contained herein to the contrary, the Fourth Amendment Incremental Term Loans to be made pursuant to this Amendment shall be made at a discount of 1.25%. The funding by the Fourth Amendment Incremental Term Lenders to the Borrower of $14,812,500.00 on the Fourth Amendment Effective Date shall be deemed to satisfy the Fourth Amendment Incremental Term Commitments of the Fourth Amendment Incremental Term Lenders hereunder. Notwithstanding the foregoing, the Borrowers shall repay to the Lenders the full principal amount of the Fourth Amendment Incremental Term Loans of $15,000,000 in accordance with the terms of the Credit Agreement.
(c)    Except as provided herein, the terms of the Fourth Amendment Incremental Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”).
(d)    Subject to the terms and conditions set forth herein, pursuant to Section 2.23 of the Credit Agreement, and effective as of the Fourth Amendment Effective Date, for all purposes of the Credit Documents, (i) the Fourth Amendment Incremental Term Commitments shall constitute Incremental Term Loan Commitments established, and the Fourth Amendment Incremental Term Loans made hereunder shall constitute an increase in the aggregate amount of the Existing Term Loans incurred, in accordance with Section 2.23 of the Credit Agreement, (ii) the Fourth Amendment Incremental Term Commitments shall be “Commitments” under the Credit Agreement, (iii) the Fourth Amendment Incremental Term Loans made pursuant to the Fourth Amendment Incremental Term Commitments shall be “Term Loans” under the Credit Agreement, and (iv) each Fourth Amendment Incremental Term Lender shall be a “Lender” and a “Term Lender” under the Credit Agreement, shall be a party to the Credit Agreement as a Lender and a Term Lender, shall have all the rights and obligations of, and benefits accruing to, a Lender and a Term Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders and Term Lenders. Without limiting the foregoing, the Fourth Amendment Incremental Term Loans made hereunder shall mature on the Term Loan Maturity Date, shall participate in any mandatory or voluntary prepayments in accordance with Section 2.14(b) of the Credit Agreement, and shall bear interest at the rate specified in the Credit Agreement as applicable to the Existing Term Loans.
(e)    The funding of the Fourth Amendment Incremental Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.1 of the Credit Agreement. Unless previously terminated, the Fourth Amendment Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Fourth Amendment Effective Date.

(f)    The proceeds of the Fourth Amendment Incremental Term Loans shall be used for general corporate purposes, including to purchase up to 5,596,000 shares of Class A common stock of Tiptree Financial Inc.
4.    Representations and Warranties. The Borrower hereby represents and warrants as follows:
(a)    the representations and warranties made by the Borrower contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;
(b)    the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(c)    the Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;
(d)    the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary company action;
(e)    this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and
(f)    after giving effect to this Amendment, no Event of Default exists.
5.    Effectiveness. The effectiveness of this Amendment on the Fourth Amendment Effective Date is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) the Borrower, (C) the Requisite Lenders (determined immediately prior to the effectiveness of the Fourth Amendment Incremental Term Commitments), (D) each Fourth Amendment Incremental Term Lender and (E) the Administrative Agent.
(b)    The Administrative Agent (or its counsel) shall have received an executed Note to evidence each Fourth Amendment Incremental Term Lender’s Fourth Amendment Incremental Term Loan, to the extent requested by such Fourth Amendment Incremental Term Lender at least two Business Days before the Fourth Amendment Effective Date.

(c)    The Administrative Agent shall have received an executed copy of the favorable written opinion letter of Schulte Roth & Zabel LLP, counsel for Borrower and as to such matters as Administrative Agent may reasonably request, dated as of the Fourth Amendment Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and Borrower hereby instructs such counsel to deliver such opinion letter to Agents and Lenders).
(d)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Credit Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (and substantially consistent with the equivalent documents and certificates delivered by the Borrower on the Closing Date).
(e)    The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date and signed by the Borrower confirming compliance with the representations set forth in Section 4 hereof.
(f)    The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date and signed on behalf of the Borrower, certifying that the conditions in Section 3.2 of the Existing Credit Agreement are satisfied as of the Fourth Amendment Effective Date.
(g)    The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Existing Credit Agreement or any other Credit Document.
(h)    The Administrative Agent shall have received a written Funding Notice from the Borrower in respect of the Fourth Amendment Incremental Term Loans complying with the requirements Section 2.1(b) of the Existing Credit Agreement not later than 12:00 noon, New York City time, three Business Days before the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree).
6.    Indemnification. The terms of Section 10.3 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
7.    No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Documents or constitute a course of conduct or dealing among the parties. Fortress reserves all rights, privileges and remedies under the Credit Documents. Except as amended or otherwise modified hereby, the Credit Documents remain unmodified and in full force and effect. All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission (including email) shall be as effective as delivery of a manually executed counterpart hereof.
9.    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Further Assurances. The terms of Section 5.13 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
11.    Governing Law, Submission to Jurisdiction, Waiver of Jury Trial. The terms of Sections 10.14, 10.15 and 10.16 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
12.    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
13.    The Borrower, on behalf of itself and each of its heirs, successors, predecessors, agents, assigns, beneficiaries, trustees and other representatives, and any person claiming by, through, under or in concert with it, does hereby knowingly, voluntarily, unconditionally and irrevocably release, remise, acquit, satisfy, waive and forever discharge and covenant not to sue or initiate any claim or proceeding against Fortress and the Lenders of and from any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever (collectively, “Claims”), against Fortress and the Lenders, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring on or prior to the date hereof, including, without limitation, any Claims with respect to any modifications to the Credit Agreement made by this Amendment.
14.    Reaffirmation. The Borrower as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which it has granted liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Documents to which it is a party (after giving effect hereto), (ii) ratifies and reaffirms that the aggregate principal amount of the Term Loans outstanding (immediately prior to the making of any Fourth Amendment Incremental Term Loan on the Fourth Amendment Effective Date) is $45,000,000 and (iii) ratifies and reaffirms the grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Fortress or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

TIPTREE OPERATING COMPANY, LLC

By:	/s/ Jonathan Ilany
Name:	Jonathan Ilany
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:

FORTRESS CREDIT CORP.

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

LENDERS:

DBDB FUNDING LLC

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES I LP
By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES III CLO LP
By:	FCO III CLO GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES V CLO Limited
By:	FCO V CLO CM LLC, its collateral manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES VI CLO Limited
By:	FCO VI CLO CM LLC, its collateral manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES VII CLO Limited
By:	FCO VII CLO CM LLC, its collateral manager

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

SCHEDULE I
Fourth Amendment Incremental Term Commitments

Fourth Amendment Incremental Term Lender	Fourth Amendment Incremental Term Commitment
Fortress Credit Opportunities III CLO LP	$6,000,000
Fortress Credit Opportunities V CLO Limited	$5,000,000
Fortress Credit Opportunities VII CLO Limited	$4,000,000
Total	$15,000,000